SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C/A

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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[  ] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by

Rule 14c-5(d)(2))

x Definitive Information Statement

PLASMATECH, INC.

(Name of Registrant as Specified In Its Charter)

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[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[LOGO OF PLASMATECH, INC.]

PLASMATECH, INC.

777 N. Rainbow Boulevard, Suite 250

Las Vegas, Nevada 89107

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about November  3, 2008 to the holders of record as of the close of business on November 3, 2008 of the common stock of PlasmaTech, Inc. (“PlasmaTech” or the “Company”).

A total of 1 stockholder owning 42,000,000 shares of the 70,920,000 shares of common stock issued and outstanding as of October 14, 2008, has consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada General Corporation Law and PlasmaTech’s Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of PlasmaTech for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTION BY BOARD OF DIRECTORS

AND

CONSENTING STOCKHOLDER

GENERAL

PlasmaTech will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. PlasmaTech will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of PlasmaTech’s common stock.

PlasmaTech will only deliver one Information Statement to multiple security holders sharing an address unless PlasmaTech has received contrary instructions from one or more of the security holders. Upon written or oral request, PlasmaTech will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: PlasmaTech, Inc., 777 N. Rainbow Boulevard, Suite 250, Las Vegas, Nevada 89107. Attn: Anthony Caridi , Director. Mr. Caridi may also be reached by telephone at (702) 851-1330.

INFORMATION ON CONSENTING STOCKHOLDER

Pursuant to PlasmaTech’s Bylaws and the Nevada General Corporation Act, a vote by the holders of at least a majority of PlasmaTech’s outstanding capital stock is required to effect the action described herein. PlasmaTech’s Articles of Incorporation does not authorize cumulative voting. As of the record date, PlasmaTech had 70,920,000 shares of common stock issued and outstanding of which at least 35,460,001 shares are required to pass any stockholder resolutions. The consenting stockholder, who consists of 1 current stockholder of PlasmaTech, is the record and beneficial owner of 42,000,000 shares, which represents approximately 59.22% of the issued and outstanding shares of PlasmaTech’s common stock. Pursuant to NRS 78.320 of the Nevada General Corporation Act, the consenting stockholder voted in favor of the actions described herein in a written consent, dated October 14, 2008. No consideration was paid for the consent. The consenting stockholder’s name, affiliations with PlasmaTech, and his beneficial holdings are as follows:

Name	Beneficial Holder and Affiliation	Number of Shares of Common Stock Beneficially Held	Percentage

Christopher Brough	Holder of more than 10% of the shares of common stock of PlasmaTech.	42,000,000	59.22%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 14, 2008, certain information regarding the ownership of PlasmaTech’s capital stock by each director and executive officer of PlasmaTech, each person who is known to PlasmaTech to be a beneficial owner of more than 5% of any class of PlasmaTech’s voting stock, and by all officers and directors of PlasmaTech as a group. Unless otherwise indicated below, to PlasmaTech’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of October 30, 2008 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 70,920,000 shares issued and outstanding on a fully diluted basis, as of October 30, 2008.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (1)
Christopher Brough (2) c/o PlasmaTech, Inc. 777 N. Rainbow Boulevard, Suite 250 Las Vegas, Nevada 89107	42,000,000 (2)	59.22%
John R. McLane (3) (Director) c/o PlasmaTech, Inc. 777 N. Rainbow Boulevard, Suite 250 Las Vegas, Nevada 89107	0	0%

David Saltrelli (4) (President, Secretary, Treasurer and Director) c/o PlasmaTech, Inc. 777 N. Rainbow Boulevard, Suite 250 Las Vegas, Nevada 89107	0	0%
All officers and directors as a group (3 persons)	42,000,000	59.22%
(1) This table is based on 70,920,000 shares of common stock issued and outstanding on October 30, 2008.

(2) Appointed President, Secretary, Treasurer and as Chairman of the Board of Directors on July 14, 2004. Resigned as President, Secretary, Treasurer and as Chairman of the Board of Directors on March 7, 2008.

(3) Appointed as a Director on September 5, 2007.

(4) Appointed President, Secretary, Treasurer and as a Director on March 7, 2008.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to our highest paid officers and directors for our fiscal year ended December 31, 2007. No other compensation was paid to any such officer or directors other than the cash compensation set forth below, if any.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Christopher Brough (1), President, Secretary, Treasurer and Director	2007 2006 2005	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-
David Saltrelli (2), President, Secretary, Treasurer and Director	2007 2006 2005	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

(1) Mr. Brough served as President, Secretary, Treasurer and Chairman of the Board of Directors beginning on July 14, 2004 until his resignation as President, Secretary, Treasurer and Chairman of the Board of Directors on March 7, 2008. Mr. Brough has received no compensation as an executive officer or Director from the year ended December 31, 2007 through the date of filing of this information statement on Schedule 14C.

(2) Mr. Saltrelli was appointed President, Secretary, Treasurer and as a Director on March 7, 2008. Mr. Saltrelli has received no compensation as an executive officer or Director from the year ended December 31, 2007 through the date of filing of this information statement on Schedule 14C.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of October 14, 2008 provided for or contributed to by our company.

Director Compensation

The following table sets forth director compensation as of December 31, 2007:

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Christopher Brough (1)	2007 2006 2005	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-
John R. McLane (2)	2007 2006 2005	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-
David Saltrelli (3)	2007 2006 2005	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

(1) Mr. Brough has served as President, Secretary, Treasurer and Chairman of the Board of Directors since July 14, 2004 until his resignation as President, Secretary, Treasurer and Chairman of the Board of Directors on March 7, 2008, and has received no compensation as an executive officer or Director from the year ended December 31, 2007 through the date of filing of this information statement on Schedule 14C.

(2) Mr. McLane has served as a Director since September 5, 2007, and has received no compensation as a Director from the year ended December 31, 2007 through the date of filing of this information statement on Schedule 14C.

(3) Mr. Saltrelli has served as President, Secretary, Treasurer and as a Director since March 7, 2008, and has received no compensation as an executive officer or Director from the year ended December 31, 2007 through the date of filing of this information statement on Schedule 14C.

Compensation of Directors

Directors of our company who are also employees do not receive cash compensation for their services as directors or members of the committees of the Board of Directors.  All directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of the Board of Directors or management committees.

Employment Agreements

 None of our executive officers has an employment agreement with the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no related party transactions that are required to be disclosed pursuant to Regulation S-K promulgated under the Securities Act of 1933, as amended.

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of PlasmaTech which may result in a change in control of PlasmaTech.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDER

The following action was taken based upon the written consent of the consenting stockholder:

ACTION 1

ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors shall consist of a number of directors determined by our Board but not more than ten. Currently, our Board of Directors has two members. Under Nevada law, the Written Consent is sufficient to elect all nominees to our Board of Directors without the vote or consent of any other shareholders of the Company. On October 14, 2008, the consenting stockholder consented in lieu of an annual meeting of stockholders to elect Ryan Gibson, Anthony Caridi and Marvin Williams as directors of the Company until the next annual meeting of shareholders and their respective successors are duly elected, or until their respective death or resignation or removal.

Because holders of approximately 59.22% of the Company’s outstanding Common Stock have executed a written consent in lieu of an annual meeting of stockholders, no vote or consent of any other shareholder is being, or will be, solicited in connection with the authorization of the matters set forth in the written consent. Under Nevada law and our Articles of Incorporation, as amended, the votes represented by the holders signing the written consent are sufficient in number to elect directors and authorize the other matters set forth in the written consent, without the vote or consent of any other shareholder of the Company.   Nevada statutes provide that any action that is required to be taken, or that may be taken, at any annual or special meeting of shareholders of a Nevada corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes necessary to authorize such action.

INFORMATION REGARDING DIRECTORS

Ryan Gibson, age 30, has served as the President and Chief Executive Officer of Solar Energy Towers, Inc. since June 2008. Since August 2006, he has served as Chairman of the Board of Directors of CanAm Uranium Corp. (“CanAm”), whose shares of common stock are quoted on the Over-the-Counter Bulletin Board (“OTCBB”). From August 2006 until December 2007, Mr. Gibson served as President and Chief Executive Officer of CanAm. From October 2005 until June 2006, Mr. Gibson served as a Director of Vocalscape Networks, Inc., whose shares of common stock are also quoted on the OTCBB. Mr. Gibson has also served as a Director of Nevstar Precious Metals, a mining company whose shares of common stock are quoted on the Pink Sheets. Mr. Gibson has over 8 years experience in international business, mainly within Canada, the USA, and South Africa.

Anthony Caridi, age 37, has been involved in the public markets for over 15 years.  He commenced his career in the financial industry in 1992 as a broker where he was involved in raising over $200 million for various public companies.  He then moved on to the public company side as the head of Corporate Development for companies trading on the OTCBB, Pinksheets and Frankfurt Exchange.  Mr. Caridi has extensive experience in equity finance and private-to-public via reverse merger acquisitions, IPOs and APOs. From August 2004 to September 2007, Mr. Caridi was Vice President of sales & marketing for Vocalscape networks, a leading VoIP technology company. From September 2007 to present, Mr. Caridi has been self-employed, working in the real estate development business. From August 2003 to August 2004, Mr. Caridi worked self employed business consultant.

Marvin Williams, age 67, has been an entrepreneur most of his adult life. Mr. Williams has been retired since August 2007. Prior to retirement, Mr. Williams was General Manager of Real Car Cash Inc., a British Columbia, Canada company involved in the automobile financing industry. Over the course of his career Mr. Williams has been involved in several startup companies in the educational software industry and entertainment industry.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

Our business is managed under the direction of the Board of Directors. The Board of Directors meets as needed to review significant developments affecting us and to act on matters requiring approval of the Board of Directors. During the fiscal year ended 2007, the Board of Directors did not hold any meetings, but took action by unanimous written consent.

The Board of Directors does not have a standing audit, compensation, nominating or governance committee.

All of our directors are independent, as defined by Rule 4200(a)(15) of the Nasdaq’s listing standards.

Audit Committee

The Company does not maintain a standing Audit Committee. An audit committee typically reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. All members of the Board of Directors act in the capacity of and perform the duties of an audit committee. Certain stock exchanges currently require companies to adopt a formal written charter that establishes an audit committee that specifies the scope of an audit committee’s responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, the Company will be required to establish an audit committee.

Compensation Committee

The Company does not maintain a standing Compensation Committee. Due to the Company’s capital restraints, our early operational state and the size of our current Board of Directors making constituting and administering such a committee excessively burdensome and costly, the Board of Directors has not established a separate compensation committee. All members of the Board of Directors must participate in a compensation award process. During fiscal 2007, no executive officer received any compensation from the Company.

Nominating Committee

The Company does not maintain a standing Nominating Committee and does not have a Nominating Committee charter. Due to the Company’s capital restraints, our early operational state and the size of our current Board of directors making constituting and administering such a committee excessively burdensome and costly, the Board of Directors has not established a separate nominating committee. As such, members of the Board of Directors generally participate in the director nomination process. Under the rules promulgated by the SEC, the Board of Directors is, therefore, treated as a “nominating committee”.

The Board of Directors will consider qualified nominees recommended by shareholders. Shareholders desiring to make such recommendations should submit such recommendations to PlasmaTech, Inc., 777 N. Rainbow Boulevard, Suite 250, Las Vegas, Nevada 89107. Attn: Anthony Caridi. Mr. Caridi may also be reached by telephone at (702) 851-1330. The Board of Directors will evaluate candidates properly proposed by shareholders in the same manner as all other candidates.

With respect to the nominations process, the Board of Directors does not operate under a written charter, but under resolutions adopted by the Board of Directors. The Board of Directors is responsible for reviewing and interviewing qualified candidates to serve on the Board of Directors, for making recommendations for nominations to fill vacancies on the Board of Directors, and for selecting the nominees for selection by the Company’s shareholders at each annual meeting. The Board of Directors has not established specific minimum age, education, experience or skill requirements for potential directors. The Board of Directors takes into account all factors they consider appropriate in fulfilling their responsibilities to identify and recommend individuals as director nominees. Those factors may include, without limitation, the following::

•

an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

•	the size and composition of the Board of Directors and the interaction of its members, in each case with respect to the needs of the Company and its shareholders; and

•

regarding any individual who has served as a director of the Company, his or her past preparation for, attendance at, and participation in meetings and other activities of the Board of Directors or its committees and his or her overall contributions to the Board of Directors and the Company.

The Board of Directors may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company’s current directors and management as well as input from third parties, including executive search firms retained by the Board of Directors. The Board of Directors will obtain background information about candidates, which may include information from directors’ and officers’ questionnaires and background and reference checks, and will then interview qualified candidates. The Board of Directors will then determine, based on the background information and the information obtained in the interviews, whether to recommend that a candidate be nominated to the Board of Directors. We strongly encourage and, from time to time actively survey, our shareholders to recommend potential director candidates.

Indebtedness of Directors and Executive Officers

None of our directors or officers or their respective associates or affiliates is indebted to us.

Family Relationships

There are no family relationships among our directors or executive officers.

Shareholder Communications with the Company’s Board of Directors

Any shareholder wishing to send written communications to the Company’s Board of Directors may do so by sending them in care of the Corporate Secretary, at the Company’s principal executive offices. All such communications will be forwarded to the intended recipient(s).

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of filings made with the Securities and Exchange Commission, no Section 16(a) reports were filed by the Company’s officers, directors and 10% shareholders during the fiscal year ended December 31, 2007.

Code of Ethics

Due to the current formative stage of the Company’s development, it has not yet developed a written code of ethics for its directors or executive officers.

ADDITIONAL AND AVAILABLE INFORMATION

PlasmaTech is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the Securities and Exchange Commission (“SEC”) at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates.

STATEMENT OF ADDITIONAL INFORMATION

PlasmaTech’s Registration Statement on Form SB-2 filed with the SEC on April 20, 2006; Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008, as amended on June 26, 2008, and as amended on July 2, 2008; Quarterly Report on Form 10-QSB, for the quarter ended March 31, 2008, filed on May 15, 2008; Quarterly Report on Form 10-QSB, for the quarter ended June 30, 2008, filed on September 11, 2008; and Current Report on Form 8-K filed on September 3, 2008 have been incorporated herein by this reference.

PlasmaTech will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by PlasmaTech pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding PlasmaTech should be addressed to Anthony Caridi at PlasmaTech’s principal executive offices, at: PlasmaTech, Inc., 777 N. Rainbow Boulevard, Suite 250, Las Vegas, Nevada 89107, telephone (702) 851-1330.